FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman and CEO

RIDGESTONE FINANCIAL SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THE
TWELVE AND THREE MONTHS ENDED DECEMBER 31, 2003

Brookfield, Wisconsin, January 28, 2004 – RidgeStone Financial Services, Inc. (OTC: RFSV) reported a 34% increase in after-tax net income to $673,801 for the twelve months ended December 31, 2003, compared with after-tax net income of $501,434 for the same period of the prior year. Diluted earnings per share increased to $0.72 for the twelve months ended December 31, 2003 as compared to $0.54 per share for the same period of 2002. For the three months ended December 31, 2003, after-tax net income decreased by 40% to $99,134 compared with after-tax net income of $166,142 for the same period of 2002. The decrease was primarily due to a $111,702 decline in fee income from mortgage loans sold in the secondary market. Diluted earnings per share decreased to $0.11 for the three months ended December 31, 2003 as compared to $0.18 per share for the same period of 2002.

Net interest income before provision for loan losses for the twelve months ended December 31, 2003 increased over the same period last year by $509,046 or 17% to $3,497,392. The increase was primarily due to greater average loan volume and lower interest expense compared to the prior period. For the three months ended December 31, 2003, net interest income before provision for loan losses was $825,216, a decrease of $35,520 or 4% over the three months ended December 31, 2002. The decrease was primarily due to lower interest rates on earning assets. Net interest margin for the twelve months ended December 31, 2003 was 4.32% compared to 4.26% for the same period of the prior year.

Non-interest income for the twelve months ended December 31, 2003 increased by $265,980 or 42% to $897,403 compared to $631,423 for the same period in 2002. Non-interest income decreased by $111,488 or 48% to $120,966 for the three months ended December 31, 2003, compared to $232,454 for the same period in the prior year. For the twelve months ended December 31, 2003, fees related to long-term mortgage loans sold in the secondary market were the primary factor for the increase over the prior period. For the three months ended December 31, 2003, lower fee income from secondary market loan fees was the primary factor for the decrease over the prior period as the volume of mortgage loan refinancing activity substantially declined in the latter part of 2003.

Non-interest expenses for the twelve months ended December 31, 2003 were $2,972,485, an increase over the same period last year of 14%, and non-interest expenses for the three months ended December 31, 2003 were $758,363, an increase over the same period last year of 8%.

Deposits were $72.7 million at December 31, 2003 compared to $71.2 million at December 31, 2002. Gross loans outstanding were $75.1 million at December 31, 2003 compared to $74.0 million at December 31, 2002. Total assets grew by $2.4 million or 3% to $88.4 million at December 31, 2003 compared to $86.0 million at December 31, 2002.

FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, Chairman and CEO

Book value was $9.20 per share as of December 31, 2003 compared to $8.67 per share for the same period last year.

Paul E. Menzel, Chairman and CEO of the Company, stated, “Higher fee income from the sale of mortgage loans in the secondary market, greater average loan volume and improved net interest margin primarily led to increased profits of 34% over the prior year. A substantial decline in mortgage related fee income in the fourth quarter compared to 2002 was a primary factor in reduced profits for the final quarter of 2003 compared to last year.” Mr. Menzel further stated, “We are encouraged by the optimistic economic outlook which may result in increased future loan demand. A strong potential for greater loan production in an improving economy, along with strategic initiatives in place for 2004, creates a positive outlook for continued earnings improvement in 2004 for the Company.”

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company’s stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

During the Company’s third fiscal quarter, the Company repurchased 50,000 shares of common stock at a weighted average purchase price of $9.76 per share.

Note Regarding Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” or other words of similar import. Similarly, statements that describe the Company’s future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company’s market area, loan delinquency rates, and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2003 and December 31, 2002

	December 31, 2003 (Unaudited)	December 31, 2002
ASSETS
Cash and due from banks	$2,930,355	$4,431,478
Federal Funds sold	2,278,000	0

Total cash and cash equivalents	5,208,355	4,431,478

Interest bearing deposits in banks	551,080	87,427
Available for sale securities-stated at fair value	1,250,060	138,460

Loans receivable	75,145,890	73,986,943
Less: Allowance for estimated loan losses	(729,643)	(736,118)

Net loans receivable	74,416,247	73,250,825

Mortgage loans held for sale	650,000	2,160,021
Premises and equipment, net	2,501,472	2,488,734
Cash surrender value of life insurance	2,350,015	2,252,516
Accrued interest receivable and other assets	1,460,519	1,157,560

Total Assets	$88,387,748	$85,967,021

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Demand	$14,333,849	$14,352,801
Savings and NOW	27,065,057	29,680,304
Other Time	31,341,823	27,152,835

Total deposits	72,740,729	71,185,940

Federal funds purchased	0	1,112,000
Other borrowings	4,500,000	4,500,000
Accrued interest payable and other liabilities	1,740,635	1,568,170
Guaranteed preferred beneficial interests in the
corporation's subordinated debentures	1,500,000	0

Total Liabilities	80,481,364	78,366,110

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	0	0
Common stock, no par value: 10,000,000 shares authorized;
897,241 and 877,659 shares issued, respectively	8,533,002	8,423,619
Treasury stock, 50,000 and 0 shares at cost, respectively	(493,015)	0
Accumulated deficit	(133,663)	(807,465)
Accumulated other comprehensive income(loss)	60	(15,243)

Total Stockholders' Equity	7,906,384	7,600,911

Total Liabilities and Stockholders' Equity	$88,387,748	$85,967,021

RIDGESTONE FINANCIAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Three and Twelve Months Ended December 31, 2003 and 2002

	Three Months Ended		Twelve Months Ended
	Dec 31, 2003 (Unaudited)	Dec 31, 2002	Dec 31, 2003 (Unaudited)	Dec 31, 2002
Interest income
Interest and fees on loans	$1,141,604	$1,235,473	$4,886,964	$4,524,011
Interest on federal funds sold	5,376	928	19,246	64,390
Interest on securities	23,943	0	23,943	0
Interest on deposits in banks	2,235	738	6,410	2,917

Total interest income	1,173,158	1,237,139	4,936,563	4,591,318

Interest expense
Interest on deposits	277,846	326,851	1,184,418	1,452,175
Interest on borrowed funds	42,971	49,552	200,503	150,797
Interest on preferred securities	27,125	0	54,250	0

Total interest expense	347,942	376,403	1,439,171	1,602,972

Net interest income before provision
for loan losses	825,216	860,736	3,497,392	2,988,346
Provision for loan losses	45,000	135,000	393,000	260,000

Net interest income after provision
for loan losses	780,216	725,736	3,104,392	2,728,346
Non-interest income
Secondary market loan fees	12,582	124,284	427,151	239,782
Gain on sale of other real estate	0	0	13,638	0
Service charges on deposit accounts	44,402	36,259	162,136	149,241
Gain on sale of availiable for sale sec	0	0	5,290	0
Increase in cash surrender value	31,500	30,150	126,000	133,754
Other income	32,482	41,761	163,188	108,646

Total non-interest income	120,966	232,454	897,403	631,423

Non-interest expense
Salaries and employee benefits	465,618	444,403	1,719,581	1,654,156
Occupancy and equipment expense	58,506	76,146	230,150	268,840
Other expense	234,239	183,206	1,022,754	687,471

Total non-interest expense	758,363	703,755	2,972,485	2,610,467

Income before income taxes	142,819	254,435	1,029,310	749,302

Provision for income taxes	43,685	88,293	355,509	247,868

Net income	$99,134	$166,142	$673,801	$501,434

Earnings per share -Basic	$0.12	$0.19	$0.78	$0.57
-Diluted	$0.11	$0.18	$0.72	$0.54
Average shares outstanding			859,756	876,898
Book value			$9.20	$8.67